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Exhibit 4

UTILICORP UNITED INC.
as Issuer

and

BANK ONE TRUST COMPANY, NA
as Trustee

7.875% Quarterly Interest Bonds due 2032 (QUIBS*)

FIRST SUPPLEMENTAL INDENTURE

Dated as of February 28, 2002

*QUIBS is a servicemark of Morgan Stanley Dean Witter & Co.

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        FIRST SUPPLEMENTAL INDENTURE, dated as of February 28, 2002 (herein called the "First Supplemental Indenture"), between UTILICORP UNITED INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), party of the first part, and BANK ONE TRUST COMPANY, NA, a national banking association duly organized and existing under the laws of the United States, as Trustee under the Original Indenture referred to below (hereinafter called the "Trustee"), party of the second part.

        WITNESSETH:

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of August 24, 2001 (hereinafter called the "Original Indenture" and, together with this First Supplemental Indenture, the "Indenture"), to provide for the issuance from time to time of certain of its unsecured senior notes (hereinafter called the "Securities"), the form and terms of which are to be established as set forth in Sections 201 and 301 of the Original Indenture; and

        WHEREAS, Section 901(7) of the Original Indenture provides that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for the purpose of establishing the form or terms of the Securities of any series as permitted in Sections 201 and 301 of the Original Indenture; and

        WHEREAS, the Company desires to create a series of the Securities in an initial aggregate principal amount of $250,000,000 to be designated the "7.875% Quarterly Interest Bonds due 2032" (referred to as "QUIBS," a service mark of Morgan Stanley Dean Witter & Co.; hereinafter called the "Bonds"), and all action on the part of the Company necessary to authorize the issuance of the Bonds under the Indenture has been duly taken; and

        WHEREAS, all acts and things necessary to make the Bonds (when executed by the Company and completed, authenticated and delivered by the Trustee as required by the Indenture) the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed; and

        WHEREAS, Section 901(2) of the Original Indenture provides that the Company and the Trustee may enter into indentures supplemental to the Original Indenture to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities;

        WHEREAS, Section 901(5) of the Original Indenture provides that the Company and the Trustee may enter into indentures supplemental to the Original Indenture to change or eliminate any of the provisions of the Original Indenture, provided that any such change or elimination shall become effective only as to the Securities of a series created by such supplemental indenture and Securities of any series subsequently created to which such changes or elimination is made applicable by the supplemental indenture creating such series;

        WHEREAS, the Company desires to limit the issuance of Mortgage Bonds under its General Mortgage (as hereinafter defined) as set forth in Section 204 of this First Supplemental Indenture for the benefit of the Holders of the Bonds; and

        WHEREAS, the Company desires to delete paragraph (5) of Section 501 of the Original Indenture as set forth in Section 205 of this First Supplemental Indenture, with such modification to be effective as to the Bonds and any series of Securities subsequently created unless otherwise provided in such series or in a supplemental indenture creating such series;

        NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

        That in consideration of the premises, the Company covenants and agrees with the Trustee, for the equal benefit of holders of the Bonds, as follows:

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ARTICLE ONE
DEFINITIONS

        Capitalized terms used herein have the meanings given them in the Original Indenture and in the form of Bond attached hereto as Exhibit A.

ARTICLE TWO
TERMS AND ISSUANCE OF THE BONDS

        Section 201.    Issue of Bonds.    A series of Securities which shall be designated the "7.875% Bonds due 2032" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Indenture. The aggregate principal amount of Bonds of the series created hereby which may be authenticated and delivered under the Original Indenture shall initially be limited to $250,000,000, subject to reopening as provided in the last paragraph of Section 301 of the Original Indenture.

        Section 202.    Form of Bonds; Incorporation of Terms.    The form of the Bonds shall be substantially in the form of Exhibit A attached hereto. The terms of such Bonds are herein incorporated by reference and are part of this First Supplemental Indenture.

        Section 203.    Place of Payment.    The Place of Payment will be initially the corporate trust offices of the Trustee which, at the date hereof, are located at Bank One Trust Company, NA, 1 Bank One Plaza, Chicago, Illinois 60670.

        Section 204.    Limitation on Issuance of Mortgage Bonds.    The Company will not (a) issue any Mortgage Bonds under its General Mortgage Indenture and Deed of Trust, dated September 15, 1988, between the Company and Commerce Bank of Kansas City, N.A., as Trustee (the "General Mortgage"), or (b) issue any debenture or other obligation or instrument under St. Joseph Light & Power Company's Indenture of Mortgage and Deed of Trust, dated as of April 1, 1946, as amended and supplemented; provided, however, that any such issuance of any debenture or other obligation or instrument under any indenture referenced in (a) or (b) shall be permitted where the Company directly secures the Bonds issued pursuant to this First Supplemental Indenture equally and ratably with such debenture or other obligation or instrument issued under such indenture.

        Section 205.    Cross Default.    Paragraph (5) of Section 501 of the Original Indenture is hereby deleted in its entirety effective as to the Bonds and any series of Securities subsequently created unless otherwise provided in such series or in a supplemental indenture creating such series.

ARTICLE THREE
MISCELLANEOUS

        Section 301.    Execution of Supplemental Indenture.    This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof.

        Section 302.    Conflict With Trust Indenture Act.    If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

        Section 303.    Effect of Headings.    The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

        Section 304.    Successors and Assigns.    All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

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        Section 305.    Separability Clause.    In case any provision in this First Supplemental Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 306.    Benefits of First Supplemental Indenture.    Nothing in this First Supplemental Indenture or in the Bonds, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

        Section 307.    Governing Law.    This First Supplemental Indenture and each Bond shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

        Section 308.    Execution and Counterparts.    This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

UTILICORP UNITED INC.
By:
	Name:	Randal P. Miller
	Title:	Vice President, Finance, and Treasurer
BANK ONE TRUST COMPANY, NA as Trustee
By:
Name:
Title:

EXHIBIT A

[FORM OF FACE OF BOND]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES HEREINAFTER DESCRIBED AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

REGISTERED	REGISTERED

UTILICORP UNITED INC.
7.875% QUARTERLY INTEREST BONDS DUE 2032 (QUIBS*)

Number	CUSIP: ISIN: Common Code: $

        UTILICORP UNITED INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to              , or its registered assigns, the principal sum of                    DOLLARS ($            ) on March 1, 2032, and to pay interest thereon from February 28, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing June 1, 2002, at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment, and, subject to the terms of the Indenture, at the rates as determined on the reverse hereof on any overdue principal and premium, if any, and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, which shall be the February 15, May 15, August 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, in which event notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

        Payment of the principal of and premium, if any, and interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of

New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company may pay principal by check payable in such money or by wire transfer to a dollar account maintained by the holder (if the holder of the Security holds an aggregate principal amount of Securities in excess of $5,000,000). The Company may pay interest by mailing a dollar check to a holder's registered address or, upon application by the holder hereof to the Security Registrar, not later than the applicable record date, by wire transfer to a dollar account maintained by the holder (if the holder of the Security holds an aggregate principal amount of Securities in excess of $5,000,000).

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or an Authenticating Agent, by manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed

UTILICORP UNITED INC.
Dated:	By:	Name: Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the Bonds
of the series designated
herein referred to in the
within-mentioned Indenture

BANK ONE TRUST COMPANY, NA,
as Trustee

By:	Name: Title:

[FORM OF REVERSE OF BOND]
UTILICORP UNITED INC.
7.875% BOND DUE 2032

        This Bond is one of a duly authorized series of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 24, 2001, as amended and supplemented by the First Supplemental Indenture dated as of February 28, 2002 (as amended and supplemented, the "Indenture"), between the Company and Bank One Trust Company, NA, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered.

        This Security is not subject to any sinking fund.

        Interest payments for this Security will be computed and paid on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date falls on a day that is not a Business Day, such Interest Payment Date will be the following day that is a Business Day. All dollar amounts resulting from such calculation will be rounded, if necessary, to the nearest cent with one-half cent rounded upward.

        This Security may be redeemed at the option of the Company, in whole or in part, at any time after February 28, 2007, in cash at a redemption price equal to the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date, on notice given to the Holder not more than 60 nor less than 30 days prior to such redemption date.

        The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

        If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

        This Security shall be exchangeable for Securities registered in the names of Persons other than the Depositary with respect to such series or its nominee only as provided in this paragraph. This

Security shall be so exchangeable if (x) the Depositary, Clearstream Banking, société anonyme, or Euroclear Bank S.A./NV notifies the Company that it is unwilling or unable to continue as a clearing system in connection with a Global Security or, in the case of DTC only, if DTC ceases to be a clearing agency registered under the Securities Exchange Act, and in each case the Company does not appoint a successor clearing system within 90 days after receiving such notice from Euroclear, Clearstream or DTC or on becoming aware that DTC is no longer so registered, (y) the Company executes and delivers to the Trustee an Officers' Certificate providing that this Security shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series. Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this Security and registered in such names as the Depositary for such Global Security shall direct.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Securities of the series of which this Security is a part are issuable only in registered form without coupons in denominations of $25 and in integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Security shall be governed by and construed in accordance with the laws of the State of New York.

        All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        *"QUIBS" is a servicemark of Morgan Stanley Dean Witter & Co.

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  Exhibit 4
  EXHIBIT A